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                                                                   EXHIBIT 10.18

                               MANAGEMENT CONTRACT



         THIS CONTRACT made this 1st day of October 1997, between FHF Transportation, Inc., a California Corporation (FHF), and UTE Trucking and Leasing Company, L.L.C., a Utah Limited liability Company, (the Owner).

         WITNESSETH that,

         WHEREAS, the Owner has owned and operated certain Motor Truck Equipment personally or has had others manage such Equipment on his behalf as more specifically described in Exhibit A, and by reference made a part hereof, (the Equipment); and

         Whereas, the Owner is desirous of availing itself of the benefits and advantages of FHF's experience and services;

         NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, it is mutually agreed as follows:

         1. Upon inspection and acceptance of Equipment by FHF pursuant to the attached Exhibit A, the Owner does hereby engage FHF and FHF does hereby agree to manage and the operate the Equipment on behalf of the Owner upon the terms and conditions hereinafter set forth.

         2. The Equipment shall be operated by FHF exclusively with the Owner unless specifically agreed otherwise in writing by the Owner.

               FHF shall act as agent for the Owner for the purpose of operating the Equipment with the Owner and managing the Equipment within the cost provisions described below. FHF shall not authorize the Equipment to be used for any illegal purposes. The Equipment shall not be put to any improper usage's or any application for which it was not designed. FHF shall observe in the use of the Equipment all municipal, county, state and federal regulations, ordinances and statutes now in force or which may hereafter be in force. In managing the Equipment, FHF shall use its best efforts to keep said Equipment under optimum employment to obtain the highest feasible revenues, having regard for proper repairs and maintenance of said Equipment which shall be performed at the expense of the Owner.

         3. The term of this Contract shall be until September 30, 1999 unless terminated earlier as provided elsewhere in this Contract.

         4. FHF shall be compensated for performance of its services at the rate of fifty seven cents ($.57) per mile point to point as dispatched by owner for solo and fifty eight


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            cents ($.58) for sleeper team trips. FHF shall submit all necessary trip documents to the Owner and the Owner shall pay the compensation to FHF Transportation Inc.

         The construction of FHF's compensation for services as described hereunder is meant to provide an incentive to FHF to economically operate the Equipment. It should not be construed to mean the FHF assumes risk of loss as to the operation or maintence of the Equipment. All such risk of loss remains with the Owner except as provided elsewhere in this contract.

         5. All Taxes, Licenses, and Registration; federal, state or local, are the responsibility of the Owner.

         6. Motor Cargo Shall obtain a written insurance policy in the Owner's name covering said equipment for fire, theft, collision and liability. However, FHF will be responsible to Motor Cargo or Owner for the first one thousand ($1,000). Per occurrence to any equipment and the first one thousand ($1,000) Per occurence for damage to third parties resulting from FHF's negligence.

         7. During the term of this Contract, the Owner shall keep said Equipment in good mechanical condition and be responsible for all maintenance and repairs. The Equipment shall pass all federal, state and local inspections. The Owner shall have a right to inspect the Equipment to assure proper maintenance. FHF must keep the Equipment in good appearance during the duration of the Contract. All oil filters and replacement parts shall be of a good quality that meets or exceeds the manufacture's specifications.

         8. All drivers hired by FHF must be licensed by required federal, state, and local licensing agencies. All salaries and employee tax and insurance will be paid by and shall be the responsibility of FHF. FHF shall be responsible for correct filing of payroll reports and other documents and payments of all payroll taxes. Such employees shall be deemed to be the employees of FHF for all legal purposes. FHF agrees to hold Motor Cargo harmless from any liability, cost and expenses arising from any contract or relation between FHF and the driver. FHF shall use its best efforts to see that drivers hired by FHF operated the Equipment in a pursuant to the rules and regulations of the Department of Transportation.

         9. In the event FHF shall take any action set forth below, the FHF shall be deemed to be in default under its contract. Those events are defined as:

                  (1) Any act of insolvency on the part of FHF.

                  (2) Any material act or omission on the part of FHF which
                      constitutes failure to perform its services in a reasonable and prudent fashion.

         Failure to reform pursuant to Owner or its lessee's operation and procedures policies shall be deemed to be material if evidenced by at least two written notices of such failure to perform.

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         In the event of default by FHF as set forth above, the owner may upon ten (10) days written notice request return of the Equipment and FHF shall deliver to the owner at an address to be specified by Owner.

         The remedies set forth above are in addition to any other remedies the Owner has or may have as defined by the laws of the State of Utah. An election by the Owner to retake possession of the Equipment and to receive any or all accounts receivable shall not be deemed to waive any other rights the Owner may have in the event of default. Further any action by the Owner to assert any of his remedies shall not release the Owner from any obligation or liability incurred pursuant to the terms of the contract prior to its termination.

         10. Owner warrants to FHF that there are no past due amounts owned to any lending institution, management group or any claims or liens form any third party arising from the prior use of the Equipment by Owner including, but not limited to, amounts due prior drivers, repair work, insurance or suppliers. Owner agrees to hold FHF harmless from any such claims.

         11. This Contract may not be assigned by either party without the written consent of the other party, with such permission not to be unreasonably withheld.

         12. The waiver of any single breach of any terms, conditions or provisions of this Contract by any party shall not be deemed a waiver of such terms in respect to further breaches or violations.

         13. FHF and the Owner specifically agree this Contract shall be binding upon FHF, its successors and assigns, and the Owner, his heirs, successors, agents, guardian or personal representatives.

         14. Should any section, sentence, clause or phrase of this Contract be held to be illegal, such determination of illegality as to such section, sentence, clause or phrase shall not affect the validity or binding force and effect of the remaining portions of this contract.

         15. This Contract and the Exhibits hereto constitute the entire agreement and understanding between the parties and shall not be modified, altered, changed or amended in any respect unless in writing and signed by both parties.

         16. This Contract is intended by the parties to create the relationship of the Owner and Independent Contractor and not an Employer-Employee relationship. Neither FHF nor its employees are to be considered employees of the Owner at any time under any circumstances or for any purposes.

         17. In the event of default of either party hereto in the performance of the provisions of this Contract, such defaulting party agrees to pay all cost incurred, including reasonable attorney's fees incurred in the enforcement of the terms of this Contract


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             or the correction of any condition caused by the breach of any provision or obligation herein contained and set forth. The provisions hereof shall be construed under the laws of the State of Utah, and any actions hereunder shall be brought in the courts of said State.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as set forth above.

FHF Transportation Inc.                 UTE Trucking and Leasing Company, L.L.C.

            /s/                                      /s/
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       Felix Flowers                             Steven E. Wynn
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(Printed Name)                          (Printed Name)



         10/2/97                                    10/1/97
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Date                                    Date